Exhibit 10.8

EXECUTION VERSION

MASTER SMA AGREEMENT

This Master SMA Agreement (the “Agreement”), dated on November 2, 2021 and effective as of September 30, 2021 (the “Effective Date”), is by and between American General Life Insurance Company (the “Company”) and Blackstone ISG-I Advisors L.L.C. (the “Investment Manager”). Notwithstanding anything to the contrary herein, for all purposes hereunder, this Agreement shall be effective on September 30, 2021 and any reference to the “Effective Date,” “the date hereof” or “the date first written above,” shall be deemed to be references to September 30, 2021, as the context so requires.

WHEREAS, the Company desires to engage the services of the Investment Manager, an investment adviser registered under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), to serve as investment manager for a portion of the Company’s general account and/or investment portfolios (the assets in such portion of the Company’s general account and/or investment portfolios, which shall be notionally segregated on the books and records of the Company, and together with all additions, substitutions and alterations thereto, are collectively referred to herein as the “Portfolio”) with discretionary authority to manage the investment and reinvestment of the assets in such Portfolio, and to provide other advisory services in accordance with the terms of this Agreement, and the Investment Manager wishes to accept such appointment on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Appointment of Investment Manager.

(a)          On the terms and subject to the conditions set forth herein, the Company hereby appoints the Investment Manager as investment manager of the Portfolio with discretionary authority to manage the investment and reinvestment of the funds and assets of the Portfolio in accordance with the terms hereof, including those set forth in Schedule 1 attached hereto (as amended or supplemented from time to time by either (i) an agreement in writing of the Company and the Investment Manager or (ii) in accordance with Section 2(b), the “Investment Guidelines”), and the Investment Manager accepts such appointment.

(b)          The Company shall retain discretion over asset allocation decisions, including, without limitation and for the avoidance of doubt, with respect to allocations of assets to and from the Portfolio generally, allocations to and from the Portfolio as compared to the portfolios of the Company’s Affiliates managed by the Investment Manager and allocations of assets among the Sub-Managers (as defined below). On or prior to the date hereof, the Company has provided the Investment Manager with certain asset allocation information with respect to the Portfolio. On or prior to the Initial AUM Satisfaction Date (as defined below), the Company shall provide the Investment Manager with its annual investment plan with respect to the Portfolio (as shall be revised on an annual basis and may otherwise be amended or updated by the Company from time to time, the “Allocation Guidelines”), and thereafter shall provide the Investment Manager with any subsequent versions of the Allocation Guidelines as well as any amendments or updates thereto impacting the Portfolio as soon as reasonably practicable. The Company agrees to provide the Investment Manager with reasonable advance written notice of any upcoming revisions, amendments or updates to the Allocation Guidelines impacting the Portfolio and, upon receipt thereof, the parties shall cooperate in good faith to mutually agree upon the manner and timing in which such revisions, amendments or updates are to be implemented with respect to the Portfolio (with such implementation period to be determined based upon the asset class(es) in question and the circumstances giving rise to such change, including, for the avoidance of doubt, applicable liquidity constraints and/or contractual obligations with respect to existing investments or investments in progress) (an “Allocation Transition Plan”) prior to the effectiveness thereof. References to the Investment Guidelines herein shall be deemed to include the Allocation Guidelines as they may be amended by any Allocation Transition Plan. To the extent the Allocation Guidelines are revised, amended or updated after the date hereof, except as set forth in any Allocation Transition Plan, such amended Allocation Guidelines will only apply on a prospective basis and will not affect any existing investments or investments in process as of the date of such revision, amendment or update. For purposes of this Agreement, “Initial AUM Satisfaction Date” shall mean the date on which the Company and its Affiliates have contributed assets to the Portfolio and the portfolios of its Affiliates managed by the Investment Manager with an aggregate value at least equal to $50 billion (where the value of such assets is fixed at the market value of such assets on the date of contribution to such portfolios).

(c)           In the course of providing the services contemplated by this Agreement, the Investment Manager shall act as a fiduciary and shall discharge its fiduciary duties and exercise each of its powers under this Agreement with the care, skill and diligence that an investment adviser registered under the Advisers Act, acting in a like capacity and familiar with insurance company matters, would use in the conduct of a like enterprise with like aims, taking into consideration the facts and circumstances then prevailing, and such fiduciary duties shall specifically include a duty (i) to act with good faith, (ii) of loyalty to the Company, (iii) to provide full and fair disclosure of all material facts to the Company, (iv) to employ reasonable care to avoid misleading the Company, and (v) to act in a manner consistent with the Investment Guidelines. The duties and obligations set forth in this paragraph (c) are referred to herein as the “Standard of Care”.

2.	Management Authority; Powers of Investment Manager; Sub-Managers.

(a)          For the avoidance of doubt and without limiting the generality of the powers conferred upon it by Section 1, the Investment Manager shall be responsible for the investment and reinvestment of the assets of the Portfolio in accordance with the Investment Guidelines. Subject to the Investment Guidelines and any Strategy-Specific Limitations (as defined below), the Investment Manager shall have full and exclusive authority and discretion with respect to the decisions to be made regarding the investment and reinvestment of the assets of the Portfolio. In connection therewith, the Investment Manager shall have full authority as the Company’s true and lawful agent and attorney-in-fact, with full power of substitution and full power in its name, place and stead, without obtaining the prior approval of the Company (except as otherwise specifically provided in this Agreement) and, to the extent consistent with Section 3(b), at the Company’s expense, to:

(i)            source, identify and evaluate investment opportunities for the Portfolio, monitor and review the investments held in the Portfolio and analyze the progress of such investments;

(ii)          make investment decisions in respect of the Portfolio (including taking actions with respect to the acquisition, purchase, consummation, satisfaction, exchange, liquidation, transfer and other dispositions of investments), including, for the avoidance of doubt and without limitation, investments in (A) Blackstone Funds and (B) investments in debt obligations or equity of any portfolio entities of Blackstone Funds, debt obligations or equity managed, originated or serviced by the Investment Manager, its Affiliates or portfolio entities of Blackstone Funds, and/or securitizations managed, originated or serviced by the Investment Manager, its Affiliates or portfolio entities of Blackstone Funds;

(iii)         execute confidentiality agreements and other customary and appropriate documentation in connection with investments and prospective investments;

(iv)         make reasonable investment representations on behalf of the Company in connection with making investments;

(v)          enter into, make and perform all contracts, agreements, instruments and other undertakings for and on behalf of the Company and/or the Portfolio as the Investment Manager may reasonably determine to be reasonably necessary, advisable or incidental to the carrying out of the purposes of this Agreement;

(vi)         buy, sell, hold and trade, in or on any market or exchange within or outside the United States or otherwise, preferred and common stock of domestic and foreign issuers, securities convertible into preferred or common stock of domestic and foreign issuers, debt securities of and/or loans to domestic and foreign governmental issuers (including federal, state, municipal, governmental sponsored agency, global and regional development bank and export-import bank issuers) and domestic and foreign corporate issuers, investment company securities, money-market securities, partnership interests (including making capital commitments with respect thereto and the funding thereof), mortgage and asset backed securities, foreign currencies, bank and debtor-in-possession loans, trade receivables, and commercial paper selected by the Investment Manager in its discretion;

(vii)        lend money for the Portfolio, on a secured or unsecured basis, including in transactions described in clause (vi) above and in furtherance of the foregoing, to do anything which Investment Manager shall deem advisable in connection therewith, including, without limitation, the taking of action to preserve the Company’s rights, including sending notices of default and pursuing remedies, including, without limitation, the liquidation of collateral, and holding for the Company originally-executed loan agreements, notes, mortgages, security agreements and similar instruments;

(viii)       exercise on behalf of the Company, and direct the exercise by the Custodian where appropriate of, all rights conferred by the Portfolio’s investments including, by way of example but without limitation, voting rights and the exercise of remedies;

(ix)         execute on the Company’s behalf notices, demands and other documents relating to the enforcement of Company’s rights, as principal or agent, relating to an investment;

(x)           retain third parties, including Affiliates of the Investment Manager to provide services relating to the Portfolio and its investments;

(xi)          pursue or defend litigation and other proceedings arising out of or relating to the Portfolio and its investments; provided, that, with respect to any litigation or other proceeding in which no other client of the Investment Manager or its Affiliates is a party, the Investment Manager shall obtain the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed) prior to pursuing or defending such litigation or proceeding on the Company’s behalf,

(xii)        advise the Company to select, open, maintain or close one or more sub-accounts with any Custodian (as defined below) pursuant to the applicable Custodial Agreement (as defined below);

(xiii)        transfer funds (by wire transfer or otherwise) or securities (by transfer via the Depository Trust & Clearing Corporation or otherwise) (A) between the Portfolio’s Custodians (if more than one), (B) between sub-accounts maintained by any Custodian for the Portfolio, (C) subject to Section 19(d), between the Portfolio and any account owned by other clients of the Investment Manager or (D) to or from any brokers or dealers engaged by the Investment Manager on behalf of the Company in connection with the investments permitted herein; provided, that in recognition of the Investment Manager’s authority to transfer funds or securities between the Portfolio’s Custodians, the Company will (i) provide a copy of this Agreement to each Custodian that will be sending any Portfolio assets to non-affiliated Custodians and (ii) specify to such Custodian(s) the Company accounts maintained with Custodians, which shall be in a writing signed by the Company and provided to the sending Custodian that states with particularity the name and account numbers on sending and receiving accounts (including the ABA routing number(s) or name(s) of the receiving Custodian);

(xiv)       execute on the Company’s behalf agreements and other documents pertaining to the formation, governance and management of legal entities the Investment Manager deems necessary or appropriate, for the purpose of or relating to investments; provided that, the Company has provided its prior written consent to the formation of such legal entities;

(xv)        subject to Section 5, select and open, maintain, and close one or more trading accounts with brokers and dealers for the execution of transactions on behalf of the Company; and

(xvi)       effect such other investment transactions involving the assets in the Company’s name and solely for the Portfolio, including to execute agreements with counterparties on the Company’s behalf as the Investment Manager deems appropriate from time to time in order to carry out the Investment Manager’s responsibilities hereunder; provided that such authority shall not include the authority to execute repurchase or reverse repurchase agreements, securities lending, swaps, futures, options or other derivatives on the Company’s behalf, unless otherwise agreed in writing by the Company.

Notwithstanding anything to the contrary in this Section 2(a), without the Company’s consent, no investment shall be made by the Investment Manager for or on behalf of the Company that causes the Company to incur indebtedness for borrowed money, or otherwise that employs leverage at the Company level, provided that the foregoing shall not limit the investment in any vehicle that uses leverage or other borrowing without direct recourse to the Company.

(b)          The Investment Guidelines, including any amendments or supplements thereto, shall comply with the insurance laws and regulations of the State of Texas, other guidance published or formally distributed by insurance regulators and any other laws or regulations applicable to the parties with respect to the investments of the Company (“Applicable Investment Law”). If, due to a change in Applicable Investment Law, the Company reasonably determines that the Investment Guidelines no longer conform to Applicable Investment Law, the Company may, by written notice to the Investment Manager, revise the Investment Guidelines in order to cause the Investment Guidelines to conform to Applicable Investment Law; provided, that any such amendments shall apply exclusively on a prospective basis from the effective date of such amendment (which date may not be retroactive).

(c)           In accordance with the Investment Manager’s policies and procedures set forth in Schedule 3 attached hereto, and subject to the Investment Guidelines, the Investment Manager or its agent is authorized, but shall not be required, to vote, tender or convert any securities in the Portfolio; to execute waivers, consents and other instruments with respect to such securities; to endorse, transfer or deliver such securities or to consent to any class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to such securities; and the Investment Manager shall not incur any liability to the Company by reason of any exercise of, or failure to exercise, any such discretion in the absence of gross negligence, willful misconduct, fraud, bad faith, breach of the Standard of Care or intentional and material breach of this Agreement by the Investment Manager.

(d)          Notwithstanding anything in this Agreement to the contrary, the Investment Manager may, subject to the Allocation Guidelines, delegate any or all of its discretionary investment, advisory and other rights, powers, functions and obligations hereunder to one or more Affiliate investment advisers (each, a “Sub-Manager”); provided, that any such delegation shall be revocable by the Investment Manager in its sole and absolute discretion consistent with the terms and conditions related to the appointment of such Sub-Manager; provided, further, that the Investment Manager and the Company shall mutually agree upon the investment limitations applicable to any Sub-Manager (such limitations, “Strategy-Specific Limitations”) prior to the effectiveness of any such delegation. No delegation by the Investment Manager of any of its duties, obligations or responsibilities under this Agreement to any Sub- Manager pursuant to this Section 2(d) shall relieve the Investment Manager of any liability hereunder. The Investment Manager shall remain fully accountable to the Company for any acts or omissions of any such Sub-Managers as if such acts or omissions were its own.

(e)           The Company shall maintain oversight for functions provided to the Company by the Investment Manager and the Company shall monitor services annually for quality assurance.

(f)           Notwithstanding anything in this Agreement to the contrary, the Company shall have the right, subject to the terms governing the investment by the Portfolio in any asset within the Portfolio, as applicable, to direct the acquisition, retention or disposition of any asset by or in the Portfolio, as applicable, in accordance with instructions provided by the Company to the Investment Manager, and the Investment Manager shall use its commercially reasonable efforts to effect such acquisition, retention or disposition in accordance with such instructions. The Company acknowledges and agrees that, to the extent the Investment Manager did not breach the Standard of Care or fail to comply with the Investment Guidelines in connection therewith, the Investment Manager shall not be responsible for the timing of any sale, the inability to consummate any sale or to obtain fair market value for any asset in any sale executed at the Company’s direction in accordance with this Section 2(f).

3.	Compensation; Expenses.

(a)           The Company agrees to pay the Investment Manager or its designee a management fee (“Management Fee”) for the services provided pursuant to this Agreement, calculated and paid in accordance with Schedule 2 attached hereto.

(b)          The Investment Manager will be responsible for any costs and expenses of providing to the Portfolio the office overhead necessary for the Portfolio’s operations and the compensation of the Investment Manager’s and its Affiliates’ personnel, in each case except as otherwise expressly provided herein; provided, that the Company shall be responsible for Portfolio Trading and Investment Expenses of the Investment Manager and any Sub-Managers. Any Portfolio Trading and Investment Expenses payable by the Company hereunder will be paid by the Company within ten (10) Business Days following receipt by the Company of an invoice for such expenses, detailing the calculation of such expenses. For purposes of this Agreement, “Portfolio Trading and Investment Expenses” means all fees, costs, expenses and other liabilities or obligations reasonably incurred in connection with the Portfolio’s operations (which shall generally include those third-party and out-of-pocket expenses borne by other clients of the Investment Manager or any Sub-Manager, as applicable, in connection with the Blackstone Asset Classes) and allocated to the Portfolio on an equitable basis in conformity with customary insurance accounting principles consistently applied, including:

(i)            all fees, costs and expenses of, or relating to, third-party service providers, including valuation agents, tax advisors, accountants, administrators, legal counsel, auditors, paying agents, investment bankers, depositaries, custodians, sub-custodians, consultants, ratings agencies, loan pricing service providers, loan servicers, special servicers, administrative agents, advisors and other professionals (e.g., senior advisors, industry experts, operating partners, other similar professionals and other service providers) including costs, expenses and fees charged or specifically allocated or attributed by the Investment Manager, Sub-Managers or their respective Affiliates to the Portfolio for such third-party services;

(ii)          all out-of-pocket fees, costs and expenses, if any, incurred by or on behalf of the Portfolio (including the Portfolio’s pro rata share of any amounts incurred by the Investment Manager’s Affiliates in connection with actual or prospective investments in which the account is expected to participate) in connection with discovering, investigating, evaluating, developing, negotiating and structuring prospective or potential investments which are not ultimately consummated, including without limitation any legal, tax, administrative, accounting, travel and advisory, consulting, printing and other related costs and expenses and any liquidated damages, reverse termination fees and/or similar payments and commitment fees in respect of investments that are not ultimately consummated;

(iii)         all out-of-pocket fees, costs and expenses incurred in connection with making investments, including sourcing, evaluating, developing, investigating, negotiating, structuring, trading, acquiring, settling, monitoring and holding investments or investment strategies, including, without limitation, any costs or expenses related to any financing, filing, auditing, tax, accounting, compliance, loan administration, travel, obtaining credit ratings, any legal, sourcing, advisory, consulting, engineering and other professional fees, costs and expenses in connection therewith (to the extent the Investment Manager is not reimbursed by the subject of an investment or other third parties) including fees, costs and expenses charged or specifically attributed or allocated by the Investment Manager, Sub-Managers or their respective Affiliates to the Portfolio with respect to any funds, vehicles, products, customized solutions, single- investor funds and accounts that are sponsored or managed by the Investment Manager or any of its Affiliates or portfolio companies thereof (collectively, the “Blackstone Funds”) in which the Portfolio invests (including, for the avoidance of doubt, any management fees and/or other fees and expenses, including performance-based compensation, payable or allocable to any Sub-Manager or its Affiliates in respect of the Portfolio’s investment in any Blackstone Fund), which amounts shall not offset or reduce any Blackstone Fund management fees or, except as expressly provided in Schedule 2 hereto, the Management Fee;

(iv)         any fees, costs and expenses associated with the organization or maintenance of any vehicle used to acquire, hold or dispose of one or more of Portfolio’s investment(s) or otherwise facilitating the Portfolio’s investment activities, which, for the avoidance of doubt, shall not include any vehicle established primarily or solely for the benefit of the Investment Manager or its Affiliates, including without limitation any travel and accommodation expenses related to such entity and the salary and benefits of any personnel (including personnel of the Investment Manager, Sub-Managers or their respective Affiliates) reasonably necessary and/or advisable for the maintenance and operation of such entity, or other overhead expenses in connection therewith;

(v)         all brokerage costs, prime brokerage fees, custodial and transfer agency fees and expenses, agent bank and other bank service fees; private placement fees, loan fees, commissions, valuation fees, appraisal fees, commitment fees and underwriting costs, commissions and discounts; costs and expenses of any lenders, investment banks and other financing sources, costs of trade clearance and settlement, corporate action processing, trade confirmation and reconciliation, and other out-of-pocket investment costs, fees and expenses actually incurred in connection with evaluating, making, holding, settling, monitoring or disposing of investments (but not, for the avoidance of doubt, in connection with investments into Blackstone Funds or underlying investments made by such Blackstone Funds);

(vi)         all out-of-pocket fees, costs and expenses related to legal, tax and regulatory compliance-related matters relating to the Portfolio and its activities, including expenses relating to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory reporting obligations specifically relating to the Portfolio’s activities and/or other regulatory filings, notices or disclosures of the Investment Manager, Sub-Managers or their respective Affiliates relating to the Portfolio and its activities (and for the avoidance of doubt, not including, in any case, the Advisers Act and similar regulations that generally relate to the Investment Manager’s overall business);

(vii)        in each case, to the extent the applicable transaction is permitted hereunder, interest and fees and expenses arising out of all borrowings and guarantees made by, or other leverage incurred by, the Portfolio (if any), including through any credit facilities, including, but not limited to, the arranging, negotiation or documentation thereof and related legal expenses, and any and all costs and expenses incurred for or resulting from any spot foreign exchange trades;

(viii)       all fees, costs and expenses of any litigation involving the Portfolio or an investment, including, as the context requires, portfolio companies, holding companies, special purpose vehicles and other entities through which the Portfolio’s investments are held, including portfolio entities, or otherwise relating thereto, the amount of any judgments, assessments, fines, remediations or settlements paid in connection therewith, directors and officers, liability or other insurance (including title insurance) and, without duplication of the amounts payable under Section 6, indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs or investments of the Portfolio, in each case, to the extent such costs, expenses and amounts relate to claims or matters that are otherwise entitled to indemnification pursuant to Section 6;

(ix)          any liquidated damages, forfeited deposits, reverse termination fees or other similar payments with respect to an investment;

(x)           all out-of-pocket fees, costs and expenses of terminating, dissolving or winding-up the Portfolio and/or liquidating its assets;

(xi)          all out-of-pocket fees, costs and expenses associated with the preparation and issuance of the Portfolio’s periodic reports and related statements (e.g., financial statements, tax returns and K-1s), accounting services and other printing, publishing and reporting-related expenses (including other notices and communications) in respect of the Portfolio and its activities;

(xii)         any taxes and/or tax-related interest, fees or other governmental charges levied against the Portfolio and all out-of-pocket expenses incurred in connection with any tax audit, investigation, litigation, settlement or review of the Portfolio and the amount of any judgments, fines, remediation or settlements actually paid in connection therewith; and

(xiii)        the expenses of any independent client representative of the Portfolio (if appointed).

For the avoidance of doubt, Portfolio Trading and Investment Expenses described above shall be understood to include the Portfolio’s pro rata share of any such expenses borne directly or indirectly through any Blackstone Fund or other applicable underlying investment fund, vehicle or account.

(c)           The Investment Manager confirms that in connection with any investment or commitment by the Company with respect to or in any Blackstone Fund, the Company will receive customary “most favored nations” economic rights with respect thereto based on the prevailing “most favored nation” provision available to third-party investors with a capital commitment to such Blackstone Fund that is equal to or less than the capital commitment of the Company and its Affiliates in the aggregate, and subject to customary conditions and limitations, including, for the avoidance of doubt, rights described in the underlying governing documents and disclosure documents of such Blackstone Fund and the disclosure documents provided to the Company in connection with this Agreement.

4.	Custodian.

(a)           The assets of the Portfolio shall be held in the custody of one or more custodians, trustees, securities intermediaries or other entities duly appointed by the Company with prior written notice to the Investment Manager from a list of acceptable custodians or otherwise reasonably acceptable to the Investment Manager (each, a “Custodian”), in one or more accounts at each such Custodian pursuant to custodial, trust or similar agreements approved by the Company (each, a “Custodial Agreement”). The Investment Manager may advise the Company to (i) open new sub-accounts under any Custodial Agreement, and cause the assets of the Portfolio to be held in such sub-accounts established with the applicable Custodian in accordance with such Custodial Agreement or (ii) make changes to, or retain additional, Custodian(s). The Investment Manager is expressly authorized to give instructions to each Custodian, in writing, with respect to all investment decisions regarding the Portfolio, subject to the limitations set forth below in Section 4(b). The Company shall instruct each Custodian to send the Investment Manager duplicate copies of all Portfolio statements given to the Company by the Custodian. The Company acknowledges that it receives Portfolio statements from each Custodian at least quarterly.

(b)          Notwithstanding anything in this Agreement to the contrary (including any authority granted to the Investment Manager pursuant to this Agreement), the Investment Manager shall not act as custodian or otherwise withdraw, hold (directly or indirectly) or take possession, custody, title, or ownership of any funds or securities of the Portfolio. The Investment Manager is not authorized to receive any Portfolio funds or securities. The Company shall instruct the Custodian to cooperate with the Investment Manager in connection with the Investment Manager’s performance of its services hereunder, including to take all steps necessary or appropriate to settle purchases, sales and trades made by the Company with respect to the Portfolio, including delivery of certificates, payment of funds and such other acts as may be necessary to fulfill such responsibilities. The Investment Manager shall give notice and directions to the Custodian (and copies thereof as required by the Company) with respect to the transactions regarding the Portfolio in such manner as agreed upon between the Custodian and the Investment Manager. The Investment Manager shall not be responsible or liable for any payments, distributions, deliveries and receipts with respect to the assets in the Portfolio or any loss incurred by reason of any act or omission of the Custodian, including but not limited to any loss arising from, on account of or in connection with the Custodian failing to timely notify the Investment Manager of any vote, corporate action or similar transaction. The Investment Manager and the Company agree that any provision in any Custodial Agreement under which the Investment Manager is authorized or permitted to withdraw Client funds or securities maintained with the Custodian upon the Investment Manager’s instruction to the Custodian (with the exception of instructions to the Custodian from the Investment Manager authorized or permitted by this Agreement) is hereby declared null and void, it being the parties’ intent that the Investment Manager shall not have custody of the Company’s funds or securities for purposes of Rule 206(4)-2 under the Advisers Act.

5.           Brokerage. The Company hereby delegates to the Investment Manager sole and exclusive authority to designate the brokers or dealers from the list set forth on Schedule 4, as may be updated from time to time by the Company with the consent of the Investment Manager (not to be unreasonably withheld, conditioned or delayed), through whom all purchases and sales on behalf of the Portfolio will be made. To the extent permitted by applicable law and included on Schedule 4, such brokers or dealers may include Affiliates of the Investment Manager. The Investment Manager will reasonably determine the rate or rates, if any, to be paid for brokerage services provided to the Portfolio. In selecting brokers or dealers from Schedule 4 to effect transactions on behalf of the Portfolio, the Investment Manager, subject to its overall duty to obtain “best execution” of Portfolio transactions, will have authority to and may consider the full range and quality of the ability of the brokers or dealers to execute transactions efficiently, their responsiveness to the Investment Manager’s instructions, their facilities, reliability and financial responsibility and the value of any research or other services or products they provide. The Investment Manager will not be obligated to seek in advance competitive bidding for the most favorable commission rate applicable to any particular transaction for the Portfolio or to select any broker-dealer on the basis of its purported posted commission rate. As long as the services or other products provided by a particular broker or dealer included on Schedule 4 (whether directly or through a third party) qualify as “brokerage and research” services within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended (and relevant Securities and Exchange Commission interpretations of that section) and the Investment Manager determines in good faith that the amount of commission charged by such broker or dealer is reasonable in relation to the value of such “brokerage and research services,” the Investment Manager may utilize the services of that broker or dealer to execute transactions for the Portfolio on an agency basis even if (i) the Portfolio would incur higher transaction costs than it would have incurred had another broker or dealer been used and (ii) the Portfolio does not necessarily benefit from the research or products provided by that broker or dealer.

6.	Limitation of Liability; Indemnification.

(a)           The Investment Manager does not guarantee the future performance of the Portfolio or any specific level of performance, the success of any investment decision or strategy that the Investment Manager may use, or the success of the Investment Manager’s overall management of the Portfolio. The Investment Manager does not provide any express or implied warranty as to the performance or profitability of the Portfolio or any part thereof or that any specific investment objectives will be successfully met. The Company understands that investment decisions made by the Investment Manager on behalf of the Portfolio are subject to various market, currency, economic, political and business risks, and that those investment decisions will not always be profitable.

(b)          The Investment Manager, any Affiliate of the Investment Manager or any member, partner, shareholder, principal, director, officer, employee or agent of the Investment Manager or any such Affiliate (each, an “Investment Manager Party”) shall not be liable for any loss, liability, damage, costs or expenses (including, without limitation, any interest, penalties and reasonable attorneys’ fees incurred in connection with the defense of proceedings) (“Losses”) resulting from: (i) any act or omission (including any such acts or omissions deemed to constitute willful misconduct, negligence, or bad faith) of any independent representative, consultant, independent contractor, broker, agent or other person (other than any Sub-Manager or Affiliate of the Investment Manager) who is selected, engaged or retained by the Investment Manager in connection with the performance of ministerial services, without investment management discretion, under this Agreement; provided, that such representative, consultant, independent contractor, broker, agent or other person is selected and monitored by the Investment Manager and its Affiliates, representatives or other related persons, as applicable, in good faith with reasonable care; (ii) any act or failure to act by any Custodian or, subject to clause (i) above, any other third party; (iii) the failure by the Investment Manager to adhere to any limitations or restrictions contained in the Investment Guidelines as a result of changes in market value, additions to or withdrawals from the Portfolio, portfolio rebalancing or other non- volitional acts of the Investment Manager; (iv) any act or omission by the Investment Manager in connection with the performance of its services under this Agreement, unless such act or omission constituted gross negligence, willful misconduct, fraud, bad faith, a breach of the Standard of Care or an intentional and material breach of this Agreement by the Investment Manager; or (v) revisions to the Investment Guidelines pursuant to Section 2(b). The Investment Manager shall have no liability for any Losses suffered, and shall be fully indemnified by the Company for any Losses it may suffer, as the result of any actions it takes or any actions it does not take based on instructions received from any of the authorized persons of the Company reasonably believed by the Investment Manager to be genuine. The Company agrees to indemnify, defend, hold and save harmless the Investment Manager and each Investment Manager Party from and against any and all Losses incurred or suffered by any such Investment Manager Party in connection with the performance of their activities hereunder on behalf of the Portfolio; provided, that no Investment Manager Party shall be so indemnified to the extent such Losses have been incurred or suffered by such Investment Manager Party by reason of the gross negligence, willful misconduct, fraud or bad faith of an Investment Manager Party or a breach of the Standard of Care or an intentional and material breach of this Agreement by the Investment Manager. Nothing herein shall require the Company to reimburse or indemnify the Investment Manager for the Investment Manager’s own income tax liabilities. The Investment Manager may consult with legal counsel at its cost and expense concerning any question which may arise with reference to this Agreement or its duties hereunder.

(c)           The Investment Manager shall indemnify, defend, hold and save harmless the Company, any Affiliate of the Company or any member, partner, shareholder, principal, director, officer, employee or agent of the Company or any such Affiliate (each, a “Company Party”) against any Losses to the extent arising from any gross negligence, willful misconduct, fraud, bad faith, breach of the Standard of Care or intentional and material breach of this Agreement by the Investment Manager, in each case only as finally determined in a final decision on the merits by a court of competent jurisdiction in any action, suit or proceeding.

(d)          The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing in this Agreement will waive or limit any rights that the Company may have under those laws.

7.	Termination.

(a)           Either party may terminate this Agreement upon thirty (30) calendar days’ prior written notice (a “Termination Notice”) or such shorter period of time as the parties may agree in writing.

(b)          Termination of this Agreement shall not, however, affect liabilities and obligations incurred or arising from transactions that are in process prior to the termination date, or consummation of transactions that are in process prior to the receipt by one party of the other party’s notice of termination, provided that, for the foregoing purposes, a transaction shall only be “in process” at the relevant time if it is the subject of a letter of intent or contractual or other legally binding commitment, written agreement in principle or definitive agreement to invest. Following a Termination Notice, the Investment Manager shall cooperate with the Company and provide such assistance as is reasonably required for a prompt and orderly transition of the Portfolio and functions and business to the Company and/or any third party designated by the Company. Such transfer of functions and business shall include the transfer of books, records, documents and evidence of the Company’s investments or rights and obligations in (and ownership of) such investments.

8.	Representations, Warranties and Covenants.

(a)	The Company represents and warrants to the Investment Manager as follows:

(i)           the Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(ii)          this Agreement constitutes a binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(iii)         the execution, delivery and performance of this Agreement by the Company do not violate (A) any law applicable to the Company, (B) any provision of the constituent documents of the Company, or (C) any agreement or instrument to which the Company is a party, except for such violations as would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement;

(iv)         no consent of any person, and no license, permit, approval or authorization of, exemption by, report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with the execution, delivery and performance of this Agreement other than those already obtained;

(v)          the Company is an insurance company;

(vi)         the Company is not an investment company (as that term is defined in the Investment Company Act of 1940, as amended) nor exempt from the definition of investment company by reason of Section 3(c)(1) of such Act;

(vii)        the Company is an “accredited investor” under Regulation D promulgated under the Securities Act of 1933, as amended;

(viii)       the Company is a “qualified institutional buyer” (“QIB”) as defined in Rule 144A under the Securities Act of 1933, as amended, and the Company will promptly notify the Investment Manager if the Company ceases to be a QIB;

(ix)          the Company is a “qualified purchaser” (“QP”) as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended, and the Company will promptly notify the Investment Manager if the Company ceases to be a QP;

(x)           no portion of the assets contained in the Portfolio constitute or will constitute “plan assets” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the regulations promulgated thereunder, or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) of any employee benefit plan or plan subject to ERISA or Section 4975 of the Code;

(xi)          the Company has implemented anti-money laundering policies, procedures and systems that are designed to comply with the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, as amended, and any other applicable anti-money laundering laws, regulations and sanctions programs (including those administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) including, without limitation, the list of specially designated nationals and blocked persons administered by OFAC as such list may be amended from time to time, and any other applicable sanctions programs) and the Company is in compliance with such applicable laws, regulations and programs;

(xii)         the Company’s interest in any investment shall be acquired and/or is being acquired for its own account solely for investment and not with a view to resale or distribution thereof (unless otherwise provided in this Agreement) and the Company has such knowledge and experience in financial and business matters that the Company is capable of evaluating the merits and risks of the terms and conditions of this Agreement including those risks associated with the investment program described hereunder, the term, fee and expense structure provided for hereunder and is able to bear such risks, including a complete loss of capital;

(xiii)        the Company acknowledges and agrees that, in accordance with Section 4, the Investment Manager shall under no circumstances act as custodian of the assets of the Portfolio or any securities or other investments purchased or sold for the Portfolio or cash pending contribution to or distribution from any such investment or take or have title to or possession of the assets of the Portfolio or any securities or other investments purchased or sold for the Portfolio. The Investment Manager shall not have the power or authority to amend the terms of any of the Company’s custody arrangements with respect to the Portfolio or related cash or to appoint a custodian without the Company’s prior written consent. The Company shall notify each Custodian prior to its appointment as a custodian to the Portfolio of the limitations with respect to the Investment Manager set out in this Section 8(a)(xiv);

(xiv)       the Company acknowledges that the Investment Manager is not responsible for the management or diversification of the Company’s entire portfolio of investments and agrees that the only responsibility which the Investment Manager shall have with respect to such portfolio is to manage, within the applicable Investment Guidelines and in accordance with the terms of this Agreement, the investments in the Portfolio;

(xv)        the Company has been given the opportunity to (A) ask questions of, and receive answers from, the Investment Manager and each of its representatives concerning the terms and conditions of, and other matters pertaining to, this Agreement and (B) obtain any additional information necessary to evaluate the merits and risks of entering into this Agreement that the Investment Manager can acquire without unreasonable effort or expense;

(xvi)       the Company has received, carefully reviewed and understands the disclosures set forth in Part 2 of the Investment Manager’s Form ADV filed with the U.S. Securities and Exchange Commission and the Supplemental Disclosure Memorandum delivered to the Company prior to the date of execution hereof, including the description of potential conflicts of interest and other risk factors associated with the provision of the services described herein; and

(xvii)      each representation and warranty made herein by the Company shall be deemed made by the Company on a continual basis, as of each date this Agreement continues to be in effect, and the Company shall immediately notify the Investment Manager if any representation or warranty made herein ceases to be true in any material respect; provided that in the case of clause (x) the Company shall immediately notify the Investment Manager if the representation or warranty made in clause (x) ceases to be true in any respect.

(b)          The Investment Manager represents and warrants, and with respect to clauses (vi) and (vii) below, covenants, to the Company as follows:

(i)           the Investment Manager has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(ii)         this Agreement constitutes a binding obligation of the Investment Manager, enforceable against the Investment Manager in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(iii)         the execution, delivery and performance of this Agreement by the Investment Manager do not violate (A) any law applicable to the Investment Manager, (B) any provision of the articles of incorporation or by-laws of the Investment Manager, or (C) any agreement or instrument to which the Investment Manager is a party, except for such violations as would not have a material adverse effect on the ability of the Investment Manager to perform its obligations under this Agreement;

(iv)         no consent of any person, and no license, permit, approval or authorization of, exemption by, report to, or registration, filing or declaration with, any governmental authority is required by the Investment Manager in connection with the execution, delivery and performance of this Agreement other than those already obtained;

(v)          the Investment Manager is registered under the Advisers Act as an “investment adviser”;

(vi)         the assets in the account are and shall remain (A) the exclusive property of the Company; (B) held for the benefit of the Company; and (C) subject to the control of the Company (other than any such assets that are held in a reinsurance trust account, which shall be subject to the limitations of the applicable reinsurance trust agreement);

(vii)        the Investment Manager shall continue to be registered under the Advisers Act as an “investment adviser” for as long as this Agreement is in full force and effect or until this Agreement is otherwise terminated in accordance with Section 7;

(viii)       the Investment Manager (A) has and shall maintain all required governmental and regulatory registrations and memberships necessary to carry out its obligations under this Agreement and to act as described in this Agreement and (B) has completed, obtained and performed (in each case, as applicable) all filings, approvals, authorizations, consents and examinations required by any government or governmental authority for its acts contemplated by this Agreement;

(ix)         the Investment Manager has established, maintained and implemented compliance policies and procedures reasonably designed to ensure compliance with the requirements of the Advisers Act and the rules and regulations promulgated thereunder;

(x)          the Investment Manager has implemented anti-money laundering policies, procedures and systems that are designed to comply with the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, as amended, and any other applicable anti-money laundering laws, regulations and sanctions programs (including those administered by OFAC including, without limitation, the list of specially designated nationals and blocked persons administered by OFAC as such list may be amended from time to time, and any other applicable sanctions programs) and the Investment Manager is in compliance with such applicable laws, regulations and programs;

(xi)         there are no actions, suits, proceedings or formal investigations pending or, to the knowledge of any officer of the Investment Manager after reasonable inquiry, threatened against the Investment Manager or its principals, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any self-regulatory organization or exchange, which could reasonably be expected to have a material adverse impact on the ability of the Investment Manager to comply with its obligations under this Agreement; and

(xii)        each representation and warranty made herein by the Investment Manager shall be deemed made by the Investment Manager on a continual basis, as of each date this Agreement continues to be in effect, and the Investment Manager shall immediately notify the Company if any representation or warranty made herein ceases to be true in any material respect.

9.           Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, facsimile, e-mail, or mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid and addressed as follows:

(a)	If to the Company:

American General Life Insurance Company

2727-A Allen Parkway, 3-D1

Houston, Texas 77019

Attention:	General Counsel
chris.nixon@aig.com

(b)	If to the Investment Manager:

Blackstone ISG-I Advisors L.L.C.

345 Park Avenue

New York, New York 10154

Email: robert.young@blackstone.com

Attention: Robert Young, General Counsel

Addresses may be changed by notice in writing signed by the addressee.

10.          No Assignment. This Agreement may not be assigned by any party to this Agreement without the prior written consent of the other parties hereto; provided, that the Investment Manager may assign any of its rights and obligations hereunder to any Affiliate; provided, further, that such Affiliate assumes the obligations of the Investment Manager hereunder and written notice is provided to the Company with respect thereto. For purposes of the preceding sentence, the term “assign” shall have the meaning given the term “assignment” in Section 202(a)(1) of the Advisers Act and Rule 202(a)(1)-1 thereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the parties hereto and their successors and permitted assigns, in each case provided that such successor or assignee agrees to be bound by the terms and conditions of this Agreement.

11.          Governing Law. To the extent consistent with any mandatorily applicable federal law, this Agreement shall be governed by the laws of the State of New York without giving effect to any principles of conflicts of law thereof that would permit or require the application of the law of another jurisdiction and are not mandatorily applicable by law.

12.	Texas Insurance Law Requirements.

(a)           If the Company is placed in receivership or seized by the Commissioner of the Texas Department of Insurance (the “Commissioner”) under the Chapter 443 of the Texas Insurance Code: (1) all of the rights of the Company under this Agreement extend to the receiver or the Commissioner; and (2) all books and records will immediately be made available to the receiver or the Commissioner and shall be turned over to the receiver or the Commissioner immediately upon the receiver’s or the Commissioner’s request.

(b)          The Investment Manager does not have any automatic right to terminate this Agreement if the Company is placed in receivership pursuant to Chapter 443 of the Texas Insurance Code.

(c)          The Investment Manager agrees to continue to maintain any systems, programs, or other infrastructure notwithstanding a seizure by the Commissioner under Chapter 443 of the Texas Insurance Code, and will make them available to the receiver for so long as the Investment Manager continues to receive timely payment for services rendered.

(d)          Other than in respect of investments permitted by the Investment Guidelines and applicable investment laws and regulations under the Texas Insurance Code, the Company shall not advance funds to the Investment Manager under this Agreement, except to pay fees and expenses pursuant to the terms of this Agreement.

13.          Arbitration. Any controversy arising out of or in connection with this Agreement or the breach or validity thereof (a “Dispute”) shall first be resolved through good faith negotiation by the parties, with the claiming party providing written notice of the Dispute (the “Notice of Dispute”) to the other party, which notice shall describe in sufficient detail the nature of the Dispute. If the Dispute is not resolved between the parties within thirty (30) Business Days after the claiming party delivers the Notice of Dispute (provided that such thirty (30)-Business Day period may be extended upon agreement of the parties), then, at the election of either party, the Dispute shall be finally settled as follows:

(a)           The arbitration shall be conducted by a single (1) arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be New York, New York.

(b)          The arbitrator shall be selected by the AAA from its list of qualified arbitrators and shall have no actual or potential conflict of interests in connection with deciding or hearing the Dispute.

(c)           The arbitration shall be conducted in an expedited manner. There shall be one round of prehearing submissions by each party, whether simultaneous or sequential as directed by the tribunal, and no reply or rejoinder submissions shall be made unless the tribunal expressly so authorizes. The hearing shall be held within four (4) months of the constitution of the arbitral tribunal and shall continue, to the extent practicable, from Business Day to Business Day until completed. There shall be no post-hearing submissions except as directed by the tribunal, and before ordering such submissions, the tribunal shall identify for the parties, on the basis of its assessment of the case as of that time, the specific issues or matters it believes should be addressed. The tribunal shall endeavor to render its award within six (6) weeks of the last day of the hearing. The tribunal may modify this schedule for good cause shown. Failure to comply with any time period set out in this Section 13 shall not affect in any way the jurisdiction of the tribunal or the validity of its award.

(d)          Any request for production of documents or other information is subject to the express authorization of the tribunal, which shall endeavor to ensure that any such requests are as limited and disciplined as is consistent with the just resolution of the dispute. The parties expressly waive any right to seek evidence under 9 U.S.C. § 7 or any similar provision. A party may request, and the tribunal should authorize, production only of specific documents or narrow and specific categories of documents that are critical to the fair presentation of a party’s case and reasonably believed to exist and be in the possession, custody or control of the other party.

(e)           The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) shall not be disclosed beyond the arbitral tribunal, the AAA, the parties, their counsel, accountants and auditors, insurers and re-insurers or any person necessary to the conduct of the proceeding. These confidentiality obligations shall not apply (i) if disclosure is required by law or regulatory obligations or in judicial or administrative proceedings or as necessary for tax purposes (including in connection with an audit or other examination relating to taxes) or (ii) as far as disclosure is necessary to enforce the rights arising out of the award.

(f)           For the avoidance of doubt, the tribunal may grant specific performance or injunctive relief where authorized under this Agreement or applicable law. The tribunal shall have the authority to make orders for interim relief necessary to preserve a party’s rights, including preliminary injunctive relief. The parties agree that any ruling by the tribunal on interim measures shall be deemed to be a final award with respect to the subject matter of the ruling and shall be fully enforceable as such. Each party hereby acknowledges that money damages may be an inadequate remedy for a breach or anticipated breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered in the event that this Agreement is breached. Therefore, in the event of a breach or anticipated breach of this Agreement by the other party or its Affiliates, and notwithstanding anything to the contrary contained herein, each party may, in addition to any other remedies available to it, seek an injunction to prohibit such breach or anticipated breach. Each party acknowledges and agrees that an injunction is a proper, but not exclusive, remedy available to each party and that the harm from any breach or anticipated breach of the covenants set forth in this Agreement would be irreparable and immediate.

(g)          Notwithstanding Section 11 of this Agreement, the agreement to arbitrate set forth in this Section 13 and any arbitration conducted hereunder shall be governed by Title 9 (Arbitration) of the United States Code.

(h)          The parties submit to the non-exclusive jurisdiction of the federal and state courts located within the County of New York, State of New York, as well as all appellate courts having jurisdiction over appeals from any of the foregoing, for the limited purpose of: (i) an application to compel arbitration or to resolve any dispute concerning the validity or effectiveness of this agreement to arbitrate; or (ii) an application for relief in aid of arbitration or enforcement of an arbitration award (including an application for a restraining order and/or injunction to preserve the party’s rights). A request to a court for any of the foregoing remedies shall not be deemed incompatible with or a waiver of any party’s right to arbitrate. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy.

(i)           The costs of administration of the arbitration and any arbitrator’s fees shall be borne equally by the parties, unless the arbitrator determines that such costs or a part thereof shall otherwise be borne by the parties.

(j)            The award shall be in writing and shall be final and binding on the parties. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.

(k)          Notwithstanding the foregoing provisions, without having to amend this Agreement pursuant to Section 26, the parties may by written agreement: (i) vary the procedures set forth above in Sections 13(a)-(j) or (ii) otherwise utilize another form of dispute resolution to address any Dispute in lieu of the arrangement described in this Section 13. For the avoidance of doubt, if a dispute, controversy or claim relates to the issue or question of whether a party has breached its obligations under Section 22, such dispute, controversy or claim shall be deemed to be a “Dispute” hereunder and be subject to the provisions of this Section 13.

14.          Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a proceeding, seek to enforce the forgoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

15.          Right to Audit. The Company and its representatives shall have the right, at the Company’s expense, to conduct an audit of the relevant books, records and accounts of the Investment Manager related to the Portfolio during normal business hours upon giving reasonable notice of their intent to conduct such an audit. In the event of such audit, the Investment Manager shall comply with the reasonable requests of the Company and its representatives and provide access to all books, records and accounts necessary to the audit and the Company shall reimburse the Investment Manager for its reasonable out-of-pocket costs and expenses in connection with such audit.

16.          Books and Records. All books and records developed or maintained under or related to this Agreement shall remain the property of the Company and under its control. The Investment Manager shall keep and maintain proper books and records wherein shall be recorded the business transacted by it on behalf of, in the name of, or on account of the Company in respect of the Portfolio.

17.          Reports. The Investment Manager shall furnish the Company with such reports relating to the Portfolio and in such form and at such intervals as are set forth on Schedule 5, and any additional reports and other information (a) as shall be mutually agreed to by the Company and the Investment Manager, (b) as shall be required by law or (c) as may be reasonably requested by the Company in connection with this Agreement or the Portfolio; provided, that, for the avoidance of doubt, any such request shall be deemed reasonable if made to enable the Company to comply with (i) applicable law or regulation (including statutory insurance reporting, tax reporting, or financial reporting requirements), (ii) requirements of generally accepted accounting principles or applicable statutory accounting principles, (iii) requests by, or requirements of, rating agencies or (iv) requests by, or requirements of, any governmental regulatory authority with authority over the Company or its Affiliates. In the case of any reports or other information reasonably requested by the Company and not included on Schedule 5, the Investment Manager shall use commercially reasonable efforts to prepare and deliver such reports and other information on a timely basis in order for the Company to comply with any applicable deadlines. The Company and the Investment Manager shall cooperate in good faith to adjust such Schedule 5 to reflect any updated investment mandates or other changes as may be agreed between the parties from time to time.

18.          Force Majeure. No party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays arise out of causes beyond the control and without the fault or gross negligence of the offending party, except in the case of delays or defective performance arising out of the COVID-19 pandemic. Applicable causes may include, but are not restricted to, acts of God or of the public enemy, terrorism, acts of the state in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics (other than, for the avoidance of doubt, with respect to COVID-19), quarantine restrictions (other than, for the avoidance of doubt, in connection with COVID-19) and freight embargoes.

19.          Non-Exclusive Dealings with and by Investment Manager Parties; Conflicts of Interest.

(a)           Although nothing herein shall require the Investment Manager to devote its full time or any material portion of its time to the performance of its duties and obligations under this Agreement, the Investment Manager shall furnish continuous investment management services for the Portfolio and, in that connection, devote to such services such of its time and activity (and the time and activity of its employees) during normal Business Days and hours as it shall reasonably determine to be necessary for the Portfolio to achieve its investment objective(s); provided, however, that nothing contained in this Section 19(a) shall preclude the Investment Manager Parties from acting, consistent with the foregoing, either individually or as a member, partner, shareholder, principal, director, trustee, officer, official, employee or agent of any entity, in connection with any type of enterprise (whether or not for profit), regardless of whether the Company, Portfolio or any Investment Manager Party has dealings with or invests in such enterprise.

(b)          The Company understands that the Investment Manager will continue to furnish investment management and advisory services to others, and that the Investment Manager shall be at all times free, in its discretion, to make recommendations to others which may be the same as, or may be different from those made to the Portfolio. The Company further understands that the Investment Manager Parties may or may not have an interest in the securities whose purchase and sale the Investment Manager may recommend. Actions with respect to securities of the same kind may be the same as or different from the action which the Investment Manager Parties or other investors may take with respect thereto. Furthermore, the Company understands and agrees that each Investment Manager Party shall have the right to engage, directly or indirectly, in the same or similar business activities or lines of business as the Investment Manager and any other Investment Manager Party and no knowledge or expertise of any Investment Manager Parties or any opportunities available to such Investment Manager Parties shall be imputed to the Investment Manager or any other Investment Manager Parties.

(c)          The Company agrees that the Investment Manager may refrain from rendering any advice or services concerning securities of companies of which any of the Investment Manager Parties are directors or officers, or companies as to which the Investment Manager Parties have any substantial economic interest or possesses material non-public information, unless the Investment Manager either determines in good faith that it may appropriately do so without disclosing such conflict to the Company or discloses such conflict to the Company prior to rendering such advice or services with respect to the Portfolio.

(d)          From time to time, when determined by the Investment Manager to be in the best interest of the Company, the Portfolio may purchase securities from or sell securities to another account (including, without limitation, public or private collective investment vehicles) managed, maintained or trusteed by the Investment Manager or an Affiliate at prevailing market levels in accordance with applicable law and utilizing such pricing methodology determined to be fair and equitable to the Company in the Investment Manager’s good faith judgment.

(e)          Consistent with applicable law, the Company hereby authorizes the Investment Manager to effect securities transactions on behalf of the Portfolio with its affiliated broker-dealers, and understands that such affiliated broker-dealers may retain commissions in connection with effecting any transactions for the Portfolio. The Investment Manager and any affiliated broker-dealers are also hereby authorized, consistent with applicable law, by the Company to execute agency cross transactions on behalf of the Portfolio. Agency cross transactions may facilitate a purchase or sale of a block of securities for the Portfolio at a predetermined price and may avoid unfavorable price movements which might otherwise be suffered if the purchase or sale order were exposed to the market. However, the Investment Manager and its affiliated broker-dealers may receive commissions from, and therefore may have a potentially conflicting division of loyalties and responsibilities regarding, both parties to an agency cross transaction. The Company understands that its authority to the Investment Manager to effect agency cross transactions for the Company is terminable at will without penalty, effective upon receipt by the Investment Manager of written notice from the Company.

20.          Aggregation and Allocation of Orders. The Company acknowledges that circumstances may arise under which the Investment Manager determines that, while it would be both desirable and suitable that a particular security or other investment be purchased or sold for the account of more than one of the Investment Manager’s clients’ accounts, there is a limited supply or demand for the security or other investment. Under such circumstances, the Company acknowledges that, while the Investment Manager will seek to allocate the opportunity to purchase or sell that security or other investment among those accounts on a fair and reasonable basis, the Investment Manager shall not be required to assure equality of treatment among all of its clients (including that the opportunity to purchase or sell that security or other investment will be proportionally allocated among those clients according to any particular or predetermined standards or criteria). Where, because of prevailing market conditions, it is not possible to obtain the same price or time of execution for all of the securities or other investments purchased or sold for the Portfolio, the Investment Manager may average the various prices and charge or credit the Portfolio with the average price.

21.          Investment Manager Independent. For all purposes of this Agreement, the Investment Manager shall be deemed to be an independent contractor and shall have no authority to act for, bind or represent the Company or the Company’s shareholders in any way, except as expressly provided herein, and shall not otherwise be deemed to be an agent of the Company. Nothing contained herein shall create or constitute the Investment Manager and the Company as a member of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, nor shall anything contained herein be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other person, except as expressly provided herein.

22.	Confidentiality.

(a)           Except as otherwise provided herein or required by applicable law, rule, regulation, court order or subpoena, or as requested or required by applicable regulatory authorities with jurisdiction over the Company, the Investment Manager or their applicable Affiliates (including in connection with any periodic or episodic reporting obligations required thereby), (i) all information related to or received from the Company or any of its Affiliates, including, without limitation, the Company’s or any of its Affiliates’ identities, financial affairs and investment activities, and the Portfolio (collectively, the “Company Confidential Information”), shall be regarded as confidential and proprietary to the Company, and the Investment Manager shall keep all such Company Confidential Information confidential pursuant to (and shall not use such information (other than information obtained directly from the Portfolio’s actual and prospective investments and not specific to the Company or any Affiliate thereof) for any purpose other than as permitted hereunder) this Section 22; and (ii) all information related to or received from the Investment Manager or any of its Affiliates, including information related to any separately-managed account, Blackstone Fund or other investment sourced by the Investment Manager (collectively, the “Transaction Confidential Information” and, together with the Company Confidential Information, the “Confidential Information”), shall be regarded as confidential and proprietary by each party, and each party shall keep all such Confidential Information confidential pursuant to (and shall not use such information for any purpose other than as permitted under) this Section 22. The term “Confidential Information” does not include any information that (w) is in the public domain or comes into the public domain other than through breach of this Agreement; (x) already is known by the recipient or subsequently comes into the possession of the recipient from a third party who is not, as far as the recipient is aware, known by the recipient to owe the provider an obligation of confidence in relation to it; (y) is developed by the recipient independently of, and without reference to, any Confidential Information received hereunder; or (z) is identified in writing at the time of delivery as non-confidential by the provider, its employees, agents and representatives or by its contractors or sub-contractors and their respective employees, agents or representatives. Either party may disclose Confidential Information to its Affiliates and any employee or advisor of it or an Affiliate, to the extent necessary to satisfy its duties and responsibilities under this Agreement, or in connection with their respective accounting, financial, tax, audit, legal or other ordinary course corporate activities and the Company may disclose Confidential Information to its Affiliates and any employee or advisor of it or an Affiliate in connection with the management of the Company’s assets by such Affiliate; provided, that, in each case, each such Affiliate, employee and advisor has been made aware of the confidential nature of such information and agrees to keep such information confidential and the disclosing party shall remain liable for any breaches by such persons in accordance with this Section 22.

(b)          Each party agrees to take all reasonable measures, including, without limitation, measures taken by such party to safeguard its own confidential information, to prevent any disclosure of Confidential Information by its employees, agents and representatives or by its contractors or sub-contractors and their respective employees, agents or representatives to any person (it being understood that such party shall be responsible for any disclosure of Confidential Information by its employees, agents and representatives or by its contractors or sub-contractors and their respective employees, agents or representatives in violation of this Section 22), except (i) as otherwise permitted by the other party in writing, or (ii) as permitted by this Section 22.

(c)           If the Investment Manager is directed or required by court order, subpoena or other request or similar process to disclose any Company Confidential Information (other than disclosure that is permitted hereunder, or a request from a governmental regulatory authority with authority over the Investment Manager or its Affiliates) or if the Company is directed or required by court order, subpoena or other request or similar process to disclose any Transaction Confidential Information (other than disclosure that is permitted hereunder, or a request from a governmental regulatory authority with authority over the Company or its Affiliates), the Investment Manager or the Company, as the case may be, shall notify the other party in writing promptly upon receipt of such court order, subpoena or request or similar process, unless otherwise prohibited by law, in order to permit the other party to apply for an appropriate protective order or to take such other action as such other party deems appropriate. For the avoidance of doubt, nothing contained herein shall preclude the Investment Manager from using certain Company Confidential Information for purposes of compiling a “Track Record” of performance of the Portfolio and other similar, customary marketing materials, provided that such presentation is on an aggregate basis and does not, directly or indirectly, identify the Company.

(d)          Each party acknowledges and agrees that money damages may not be a sufficient remedy for any breach of this Section 22 by it, its employees, agents, representatives, or its contractors, sub-contractors and their respective employees, agents or representatives. In addition to all other remedies available at law or at equity, each party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy in respect of any claim brought with respect to this Section 22. In the event of litigation relating to this Section 22, if a court of competent jurisdiction determines in favor of a party (the “non-breaching party”) under this Section 22, the breaching party will reimburse the non-breaching party for its costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred in connection with such litigation.

(e)          Nothing in this Section 22 shall prevent any disclosure of Company Confidential Information as the Investment Manager determines reasonably and in good faith is appropriate in connection with the proper conduct of the business or activities of the Investment Manager of its Affiliates pursuant to this Agreement or of any Blackstone Fund in or alongside which the Company is investing, in the event of: (i) in any investor register or side letter, or in any other communications with investors in such Blackstone Fund to the extent that the Investment Manager reasonably determines such disclosure to be necessary or appropriate (and in the best interests of such Blackstone Fund) in connection with such Blackstone Fund’s activities, (ii) to any representative, portfolio company or prospective portfolio company, attorney, accountant, lender, financing source, advisor, service provider or agent of such Blackstone Fund or of the Company in connection with this Agreement, (iii) to the extent reasonably necessary to comply with applicable laws, rules or regulations, including any money laundering or anti-terrorist laws, rules or regulations, or pursuant to a governmental request, or (iv) for tax purposes; provided that, in each case, with respect to (i) – (iv) above, the Company shall be treated to the same extent as other investors in the relevant Blackstone Fund in or alongside which the Company is investing. For the avoidance of doubt, the foregoing shall not prohibit the Investment Manager from disclosing the participation of the Company in or alongside any Blackstone Fund to investors in such Blackstone Fund and prospective investors in such Blackstone Fund that in the course of their due diligence request disclosure of the identity of the existing investors in (or alongside) such Blackstone Fund.

23.          MNPI. The Investment Manager will contact the Company’s compliance team in accordance with such processes as may be agreed from time to time by the Investment Manager and the Company in writing (which may be by email) prior to disclosing to any other Company personnel any information that the Investment Manager has reason to believe constitutes material non-public information the use or possession of which by Company personnel could restrict the Company from trading in any publicly traded security under United States federal securities laws (“MNPI”). The Investment Manager will not disclose such MNPI to any other Company personnel without prior written consent (which may be by email) from the Company’s compliance team.

24.          Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. There are no understandings between the parties with respect to the subject matter of this Agreement other than as expressed herein.

25.          Severability. To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed to the greatest extent practicable in a manner consistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

26.          Counterparts; Amendment. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may not be modified or amended, except by an instrument in writing signed by the party to be bound or as may otherwise be provided for herein.

27.          Business Day. For the purpose of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banking institutions are authorized or required by law or executive order to close in New York, New York.

28.          Affiliate. For the purpose of this Agreement, “affiliate” or “Affiliate” shall mean, with respect to any natural person, firm, limited liability company, general partnership, limited partnership, joint venture, association, corporation, trust, unincorporated organization, governmental authority or other entity (“person”), any other person that directly or indirectly controls, is controlled by, or is under common control with, such person. “Control” (including the terms, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date and year first above written.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

BLACKSTONE ISG-I ADVISORS L.L.C.

/s/ Jeffrey Iverson
Name: Jeffrey Iverson
Title: Managing Director and Chief Operating Officer

[Signature Page to Master SMA Agreement]

AMERICAN GENERAL LIFE INSURANCE COMPANY

/s/ Elias Habayeb
Name:	Elias Habayeb
Title:	Executive Vice President

[Signature Page to Master SMA Agreement]